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                                   EXHIBIT 5.1



                                Blank Rome (Logo)


Phone:   (215) 569-5500
Fax:     (215) 569-5555


                                  June 25, 2003


American Business Financial Services, Inc.
103 Springer Building
3411 Silverside Road
Wilmington, DE  19810

         Re: American Business Financial Services, Inc. Debt Securities Registration Statement on Form S-2
                  ----------------------------------------------------------

Gentlemen:

         We have acted as counsel to American Business Financial Services, Inc. (the "Company") in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to $295,000,000 in principal amount of unsecured, subordinated investment notes and unsecured, adjustable rate, subordinate money market securities (the "Debt Securities"). The Debt Securities will be issued pursuant to an Indenture to be entered into between the Company and U.S. Bank National Association, a national banking association, as trustee (the "Indenture"). This opinion is being furnished pursuant to the requirements of
Item 601(b)(5) of Regulation S-K.

         Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we may not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. We have also assumed that the Indenture will be in the form filed as an exhibit to the Registration Statement and will have been duly executed and delivered by the Company and U.S. Bank National Association, a national banking association, as trustee.

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         We have not performed any independent investigation other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the laws of the State of Delaware and no opinion is expressed as to the laws of any other jurisdiction. In rendering this opinion we have assumed compliance with all laws other than those of the State of Delaware, including federal and state laws.

         Based upon and subject to the foregoing, we are of the opinion that the Debt Securities that are being offered and sold by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement and in accordance with the Indenture, will be binding obligations of the Company.

         The opinions expressed herein are qualified in all respects by the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; and (c) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                            Sincerely,



                                            BLANK ROME LLP


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                                   EXHIBIT "A"



1. The Company's Amended and Restated Certificate of Incorporation.

2. The Company's Amended and Restated Bylaws, [as amended].

3. Resolutions of the Board of Directors approving the Offering.

4. Form of Indenture filed as an exhibit to the Registration Statement.

5. The Registration Statement.

6. Good Standing Certificate for the Company from the Secretary of State of the State of Delaware.